Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
Exhibit 10.2
CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE
     This Confidential Settlement Agreement and Mutual Release (“Confidential Settlement Agreement”) is entered into as of the Effective Date by and between Max-Planck-Gesellschaft zur Förderung der Wissenschaften e.V. (“MPG”), Max-Planck-Innovation GmbH (“MI”) (collectively referred to herein as “Max Planck”), and Alnylam Pharmaceuticals, Inc. (“Alnylam”), on the one hand, and Whitehead Institute for Biomedical Research (“Whitehead”), Massachusetts Institute of Technology (“MIT”), and the University of Massachusetts (“UMass”), on the other hand.
     This Confidential Settlement Agreement is made with respect to the lettered recitals below. The Definitions set forth in Section 1 below apply to the recitals.
     A. MPG, MI, Alnylam, Whitehead, MIT, and UMass are parties to the Litigation, which involves a dispute concerning the Tuschl I Patent Family and the Tuschl II Patent Family. One of the claims asserted in the Litigation is UMass’s claim pursuant to 35 U.S.C. § 256 to have Phillip D. Zamore, Phillip A. Sharp, and David P. Bartel named as co-inventors of two issued patents in the US Tuschl II Patent Family.
     B. The Parties deem it to be in their best interests and to their mutual advantage to settle their disputes on the terms and conditions set forth in this Confidential Settlement Agreement (including the exhibits attached hereto), without admitting liability, in order to achieve certainty in their business dealings and to avoid the expense of litigation. As part of their settlement of the claims in the Litigation, including UMass’s counterclaim to correct inventorship (described above), the Parties have agreed to common ownership of the US Tuschl II Patent Family on the terms and conditions set forth in this Confidential Settlement Agreement, including in the attached: Assignment Agreement, Amendment to the Alnylam License Agreement, and Exclusive License Agreement.
     NOW, THEREFORE, in consideration of all of the terms and conditions of this Confidential Settlement Agreement, the Parties agree as follows:
     1. Definitions. The following words and phrases shall have the meanings set forth below solely for purposes of this Confidential Settlement Agreement.
          1.1 “2001 Research Agreement” shall mean the JOINT INVENTION AND JOINT MARKETING AGREEMENT between and among MPG, MI, Whitehead, MIT and UMass dated September 19, 2001.
          1.2 “2003 Therapeutics Agreement” shall mean the JOINT INVENTION AND JOINT MARKETING AGREEMENT FOR RNAI THERAPEUTIC PURPOSES between and among MPG, MI, MIT and Whitehead dated July 30, 2003.
          1.3 “Affiliate” shall mean any corporation or other business entity that now or in the future directly or indirectly controls, is controlled by, or is under common control with, a Party or a third party (as the case may be as used in this Confidential Settlement Agreement). Control means direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other business entity, or possession of the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other business entity. A corporation or other business entity shall be an Affiliate only during such period of time that it meets the definition set forth in this Section 1.3.
          1.4 “Alnylam License Agreement” shall mean the Co-Exclusive License Agreement between and among MI and Alnylam dated December 20, 2002, as amended, and as approved by Whitehead and MIT pursuant to the letter dated July 30, 2003.
          1.5 “Amendment to the Alnylam License Agreement” shall mean the Amendment between and among Alnylam, MI, MIT and Whitehead attached hereto as Exhibit I.
          1.6 “Assignment Agreement” shall mean the Assignment Agreement between and among MPG, Whitehead, MIT and UMass attached hereto as Exhibit A.
          1.7 [**].
          1.8 “Claim” or “Claims” shall mean any and all claims, actions, causes of action, demands, costs, and charges of whatever nature, whether accrued now or hereafter, whether known or unknown, including without limitation any and all claims to recover attorneys’ fees and costs.
          1.9 “Defendants” shall mean Whitehead, UMass and MIT collectively.
          1.10 “Effective Date” shall mean March 14, 2011.
          1.11 “Exclusive License Agreement” shall mean the Exclusive License Agreement to the US Tuschl II Patent Family between UMass and Alnylam attached hereto as Exhibit B.
          1.12 “Litigation” shall mean the civil action entitled Max-Planck-Gesellschaft zur Förderung der Wissenschaften e.V., Max-Planck-Innovation GmbH, and Alnylam Pharmaceuticals, Inc. v. Whitehead Institute for Biomedical Research, Massachusetts Institute of Technology, and the Board of Trustees of the University of Massachusetts, pending in the United States District Court for the District of Massachusetts as Case No. 09-CV-11116-PBS.
          1.13 “Merck” shall mean Merck & Co., Inc. and its Affiliates.
          1.14 “Merck Option Agreement” shall mean Merck’s rights under the non-exclusive option agreement relating to the US Tuschl II Patent Family as provided for in Section 2.2 of the Exclusive License Agreement.
          1.15 “Party” shall mean MPG, MI, Alnylam, Whitehead, MIT, or UMass, and when used in the plural shall mean all of them.
          1.16 “Plaintiffs” shall mean MPG, MI and Alnylam collectively.

          1.17 “Prosecution” shall mean the process of interacting with a patent office such as the USPTO with respect to a patent application or patent, including but not limited to responding to office actions, conducting examiner interviews, filing continuing applications, drafting, amending and cancelling claims, pursuing appeals (including in a court, in the case of an appeal from or a challenge to a patent office action or decision), or otherwise seeking allowance of a patent application or seeking correction, reexamination, reissue, or patent term extension of an issued patent.
          1.18 “Prosecution Guidelines” shall mean the Tuschl I and II Prosecution Guidelines attached as Exhibit C to this Confidential Settlement Agreement.
          1.19 “UMass-Sirna Agreement” shall mean the License Agreement between UMass and Sirna Therapeutics, Inc., now Merck & Co., Inc. (“Merck”), dated September 8, 2003, as such license was in effect on the date on which the Litigation was initially filed.
          1.20 “UMass’s Inventorship Claim” shall mean UMass’s Claim in the Litigation pursuant to 35 U.S.C. § 256 to have Phillip D. Zamore, Phillip A. Sharp, and/or David P. Bartel named as co-inventors of two issued patents in the U.S. Tuschl II Patent Family, and any other Claim that may now or hereafter exist to have any or all of Phillip D. Zamore, Phillip A. Sharp, or David P. Bartel named as an inventor on any application or patent in the Tuschl II Patent Family.
          1.21 “USPTO” shall mean the United States Patent and Trademark Office.
          1.22 “US Tuschl I Patent Family” shall mean any and all patents issued by, and patent applications filed in, the USPTO as set forth in the attached Exhibit D, entitled “RNA sequence-specific mediators of RNA interference,” naming as inventors Thomas Tuschl, David P. Bartel, Phillip A. Sharp, and Phillip D. Zamore, and any divisionals, continuations, continuation-in-part applications thereof, requests for continued examination, reissues or reexaminations of any of the foregoing filed in the USPTO.
          1.23 “Non-US Tuschl I Patent Family” shall mean any and all patents issued by, and patent applications filed in, any country other than the United States as set forth in the attached Exhibit E, entitled “RNA sequence-specific mediators of RNA interference,” naming as inventors Thomas Tuschl, David P. Bartel, Phillip A. Sharp, and Phillip D. Zamore, and any divisionals, continuations, continuation-in-part applications thereof, requests for continued examination, reissues or reexaminations of any of the foregoing filed in any country other than the United States.
          1.24 “The Tuschl I Patent Family” shall mean the US Tuschl I Patent Family and the Non-US Tuschl I Patent Family collectively.
          1.25 “US Tuschl II Patent Family” shall mean any and all patents issued by, and patent applications filed in, the USPTO as set forth in the attached Exhibit F, entitled “RNA Interference Mediating Small RNA Molecules,” naming as inventors Thomas Tuschl, Sayda Elbashir, and Winfried Lendeckel, and any divisionals, continuations, continuation-in-part applications thereof, requests for continued examination, reissues or reexaminations of any of the foregoing filed in the USPTO.

          1.26 “Non-US Tuschl II Patent Family” shall mean any and all patents issued by, and patent applications filed in, any country other than the United States as set forth in the attached Exhibit G, entitled “RNA Interference Mediating Small RNA Molecules,” naming as inventors Thomas Tuschl, Sayda Elbashir, and Winfried Lendeckel, and any divisionals, continuations, continuation-in-part applications thereof, requests for continued examination reissues or reexaminations of any of the foregoing filed in any country other than the United States.
          1.27 “The Tuschl II Patent Family” shall mean the US Tuschl II Patent Family and the Non-US Tuschl II Patent Family collectively.
          1.28 “WGS Settlement Agreement” shall mean the Settlement Agreement between MI, MPG, and Alnylam, on one hand, and Wolf, Greenfield & Sacks, P.C., on the other hand, attached hereto as Exhibit H.
     2. Patent Prosecution.
          2.1 Prosecution of the US Tuschl I Patent Family. Max Planck shall have sole responsibility for Prosecution of the US Tuschl I Patent Family. Prosecution shall be conducted according to the principles set forth in the Prosecution Guidelines, which are incorporated herein. Max Planck shall (i) keep all other Parties reasonably and promptly informed as to Prosecution of the US Tuschl I Patent Family; (ii) furnish all other Parties copies of documents relevant to the Prosecution of the US Tuschl I Patent Family, including timely drafts of amendments and other responses to office actions reasonably in advance of filing; and (iii) allow all other Parties to comment on all substantive prosecution matters with respect to the Prosecution of the US Tuschl I Patent Family.
          2.2 Prosecution of the Non-US Tuschl I Patent Family. UMass shall have sole responsibility for Prosecution of the Non-US Tuschl I Patent Family. Prosecution shall be conducted according to the principles set forth in the Prosecution Guidelines, which are incorporated herein. UMass shall (i) keep all other Parties reasonably and promptly informed as to Prosecution of the Non-US Tuschl I Patent Family; (ii) furnish all other Parties copies of documents relevant to the Prosecution of the Non-US Tuschl I Patent Family, including timely drafts of amendments and other responses to office actions reasonably in advance of filing; and (iii) allow all other Parties to comment on all substantive prosecution matters with respect to the Prosecution of the Non-US Tuschl I Patent Family.
          2.3 Prosecution of the US Tuschl II Patent Family. Max Planck shall have sole responsibility for Prosecution of the US Tuschl II Patent Family. Prosecution shall be conducted according to the principles set forth in the Prosecution Guidelines, which are incorporated herein. Max Planck shall (i) keep all other Parties reasonably and promptly informed as to Prosecution of the US Tuschl II Patent Family; (ii) furnish all other Parties copies of documents relevant to the Prosecution of the US Tuschl II Patent Family, including timely drafts of amendments and other responses to office actions reasonably in advance of filing; and (iii) allow all other Parties to comment on all substantive prosecution matters with respect to the Prosecution of the US Tuschl II Patent Family.

          2.4 Prosecution of the Non-US Tuschl II Patent Family. Max Planck shall have sole responsibility for Prosecution of the Non-US Tuschl II Patent Family. Prosecution shall be conducted according to the principles set forth in the Prosecution Guidelines, which are incorporated herein. Max Planck shall (i) keep all other Parties reasonably and promptly informed as to Prosecution of the Non-US Tuschl II Patent Family; (ii) furnish all other Parties copies of documents relevant to the Prosecution of the Non-US Tuschl II Patent Family, including timely drafts of amendments and other responses to office actions reasonably in advance of filing; and (iii) allow all other Parties to comment on all substantive prosecution matters with respect to the Prosecution of the Non-US Tuschl II Patent Family.
          2.5 Outside Patent Prosecution Counsel. The Parties shall agree upon a law firm to handle Prosecution of both the US Tuschl I and the US Tuschl II Patent Families. Such law firm shall initially be Lando & Anastasi, LLP. In the event that such law firm withdraws or Max Planck decides to change the law firm prosecuting the US Tuschl I Patent Family and the US Tuschl II Patent Family, then Max Planck shall provide prompt notice of such event to MIT, UMass and Whitehead along with a recommended law firm to assume such prosecution from such point forward. Max Planck’s recommendation shall be subject to consent by MIT, UMass and Whitehead, such consent not to be unreasonably withheld or delayed. MPG (and/or MI, as appropriate), MIT, UMass and Whitehead shall each execute a Power of Attorney in favor of the agreed-upon law firm (or replacement law firm, as the case may be), as well as a reasonable conflict of interest waiver in the form requested by such law firm (or replacement law firm, as the case may be) that waives any conflict of interest in connection with the Prosecution of The Tuschl I and The Tuschl II Patent Families. The Parties shall also agree upon law firms to handle Prosecution of the Non-US Tuschl I and Non-US Tuschl II Patent Families and shall likewise execute Powers of Attorney and (if requested) reasonable conflict of interest waivers that waive any conflict of interest in connection with the Prosecution of The Tuschl I and The Tuschl II Patent Families in favor of such law firms. The Parties agree that the law firm of Nelson Mullins Riley & Scarborough LLP may handle Prosecution of the Non-US Tuschl I Patent Family and that they will execute Powers of Attorney and reasonable conflict of interest waivers in favor of such law firm that waive any conflict of interest in connection with the Prosecution of The Tuschl I and The Tuschl II Patent Families. The Parties agree that the law firm of Weickman & Weickman may handle Prosecution of the Non-US Tuschl II Patent Family and that they will execute Powers of Attorney and reasonable conflict of interest waivers that waive any conflict of interest in connection with the Prosecution of The Tuschl I and The Tuschl II Patent Families in favor of such law firm.
          2.6 No Goldstein Petition. The Parties agree not to seek to withdraw the Powers of Attorney they execute pursuant to Section 2.5 above, whether through a petition filed in the USPTO pursuant to 37 CFR § 1.36 under In re Goldstein, 16 USPQ2d 1963 (Dep. Ass’t Com’r for Patents 1988), or otherwise. Further, each Party hereby consents to, and does, waive any conflict of interest of any attorney designated pursuant to Section 2.5 above in connection with the Prosecution of The Tuschl I and The Tuschl II Patent Families. Each Party further represents and warrants that it has consented to such conflict waiver after consultation with independent counsel and that the implications and risks of common representation in connection with the Prosecution of The Tuschl I and The Tuschl II Patent Families as provided for herein have been explained to them.

          2.7 Costs of Patent Prosecution. As between Max Planck, Whitehead, MIT and UMass, [**] shall pay for all expenses, including attorneys’ fees, incurred in the Prosecution of the US Tuschl I Patent Family, the US Tuschl II Patent Family, and the Non-US Tuschl II Patent Family, PROVIDED THAT nothing herein shall be deemed to relieve any research reagent licensee of an existing obligation to pay, in addition to royalties, a portion of all fees and costs, including attorneys’ fees, incurred in the Prosecution of The Tuschl I Patent Family and The Tuschl II Patent Family under the terms set forth in the license agreements entered pursuant to the 2001 Research Agreement. As between Max Planck, Whitehead, MIT and UMass, [**] shall pay for all expenses, including attorneys’ fees, incurred in the Prosecution of the Non-US Tuschl I Patent Family, PROVIDED THAT nothing herein shall be deemed to relieve any research reagent licensee of an existing obligation to pay, in addition to royalties, a portion of all fees and costs, including attorneys’ fees, incurred in the Prosecution of The Tuschl I Patent Family under the terms set forth in the license agreements entered pursuant to the 2001 Research Agreement. For avoidance of doubt, this Section 2.7 does not authorize any Party to amend, and does not require any Party to consent to any amendment of, any license granted pursuant to the 2001 Research Agreement.
          2.8 Amendment to 2001 Research Agreement. The third Whereas clause on page 1 of the 2001 Research Agreement is hereby amended to replace “MPG” with “MPG, M.I.T., Whitehead and UMass .. . . “ with the remainder of that Whereas clause to remain unchanged. Section 1, entitled “Patent Management,” and Section 3(a) of the section entitled “Patent Maintenance,” of the 2001 Research Agreement are hereby superseded in their entirety and replaced by the provisions of Section 2.1 through 2.5 and 2.7 of this Confidential Settlement Agreement. Section 4, entitled “Sharing of Revenue,” of the 2001 Research Agreement is hereby amended to read as follows: “First, a [**] percent ([**]%) administration fee shall be deducted from all revenue and equity received by the licensing agent, whether M.I.T. or GI, from license fees and royalties from the PATENT PACKAGE. Then, the remaining revenue and equity shall be distributed by M.I.T. and GI on at least a quarterly basis as follows: (a) [**]% shall be paid to GI, and shall be attributed to the MPG Invention. (b) [**]% shall be paid to M.I.T., and shall be distributed in the following way by M.I.T.: ...” Clauses (i), (ii), and (iii) of Section 4 remain unchanged.
          2.9 Amendment to 2003 Therapeutics Agreement. Section 1, entitled “Patent Management,” and Section 2(a) of the section entitled “Patent Maintenance,” of the 2003 Therapeutics Agreement are hereby superseded in their entirety and replaced by the provisions of Sections 2.1 through 2.5 and 2.7 of this Confidential Settlement Agreement.
          2.10 [**].
          2.11 [**].
          2.12 Bayh-Dole Reports. To the extent that any periodic reports must be filed with the U.S. Government under the provisions of the Bayh-Dole Act in connection with the prosecution of The Tuschl I Patent Family, Max Planck agrees to timely provide MIT with the necessary information to prepare such reports and MIT agrees to prepare and file such reports on behalf of all of the co-owners of The Tuschl I Patent Family.

     3. Other Agreements.
          3.1 Assignment Agreement, Exclusive License Agreement, and Amendment to the Alnylam License Agreement. Not later than the Effective Date, MPG, Whitehead, MIT, and UMass shall execute and deliver the Assignment Agreement. Immediately following delivery of the Assignment Agreement, (i) Alnylam and UMass shall execute and deliver the Exclusive License Agreement, and (ii) Alnylam, MI, MIT and Whitehead shall execute and deliver the Amendment to the Alnylam License Agreement.
          3.2 WGS Settlement Agreement. Not later than the Effective Date, MPG, MI, Alnylam and Wolf, Greenfield & Sacks, P.C. shall enter into the WGS Settlement Agreement.
          3.3 [**]
               3.3.1 [**]
               3.3.2 [**]
               3.3.3 [**]
               3.3.4 [**]
          3.4 UMass Payments to Alnylam. In consideration of the rights granted under the Merck Option Agreement, UMass shall pay Alnylam (i) [**] percent ([**]%) of any additional payments or other consideration (exclusive of any milestone payments due under the UMass-Sirna Agreement) that UMass receives from Merck solely for rights to the US Tuschl II Family, and (2) [**] percent ([**]%) of royalty income (exclusive of any milestone payments due under the UMass-Sirna Agreement) that UMass receives from Merck solely for rights to the US Tuschl II Family. For the avoidance of any doubt, the Parties acknowledge and agree: (i) UMass shall have no obligation to make any payment to Alnylam in the event that UMass and Merck agree that the milestone payment provided for in the UMass-Sirna Agreement upon issuance of a patent in the US Tuschl I Patent Family shall be due if a patent issues in either the US Tuschl I Patent Family or the US Tuschl II Patent Family; (ii) if UMass increases the consideration it receives from Merck above the consideration described in the UMass-Sirna Agreement in exchange for rights to the US Tuschl II Patent Family, then Alnylam shall be entitled to [**] percent ([**]%) of such increased amount; and (iii) if UMass receives income under the UMass-Sirna Agreement solely as a result of the license of the US Tuschl II Patent Family (i.e., such payments would not have been made on account of the license to the US Tuschl I Patent Family), then Alnylam shall be entitled to [**] percent ([**]%) of such amount. UMass shall make such payments to Alnylam not later than [**] days after receipt of the corollary payment from Merck.
          3.5 No Termination of Merck Option Agreement. No challenge to the validity, enforceability, or inventorship of any application or patent in the Non-US Tuschl II Patent Family made by Merck outside of the United States shall have the effect of terminating Merck’s rights under Merck Option Agreement.

          3.6 No Use of Merck License. Max Planck and Alnylam agree that neither the existence nor the terms of any license entered into by Merck pursuant to a Merck Option Agreement for rights to the US Tuschl II Patent Family shall be admissible for any purpose in any infringement action, opposition proceeding, nullity proceeding, or other judicial or administrative proceeding in which the validity of any member of the Tuschl II Patent Family may be challenged.
     4. Survival of the 2001 Research Agreement and 2003 Therapeutics Agreement. Except as explicitly amended by this Confidential Settlement Agreement, the 2001 Research Agreement and the 2003 Therapeutics Agreement remain in force and effect. The Parties further covenant and agree that the allocation and distribution of revenue and equity under the 2001 Research Agreement as amended by this Confidential Settlement Agreement and under the 2003 Therapeutics Agreement as amended by this Confidential Settlement Agreement shall remain unchanged regardless of the issuance or non-issuance of patents in either The Tuschl I Patent Family or The Tuschl II Patent Family.
     5. Challenges to The Tuschl I and The Tuschl II Patent Families.
          5.1 No Challenges. Alnylam, Max Planck, Whitehead, MIT and UMass and their Affiliates shall not voluntarily challenge or cause to be challenged the validity, enforceability or inventorship of any patents in The Tuschl I Patent Family or The Tuschl II Patent Family before any court, agency, or other tribunal (including the USPTO).
          5.2 No Participation. Alnylam, Max Planck, Whitehead, MIT and UMass and their Affiliates shall not initiate, or knowingly support or assist any third party with, any legal or administrative proceeding that seeks to invalidate, revoke, reexamine, challenge inventorship or render unenforceable any patents in The Tuschl I Patent Family or The Tuschl II Patent Family, including any proceeding before the USPTO. As used in the preceding sentence, “knowingly” shall mean knowing that the participation or assistance, at the time it is given, relates to any actual or prospective legal or administrative proceeding that seeks to invalidate, revoke, reexamine, or render unenforceable any patents in The Tuschl I Patent Family or The Tuschl II Patent Family, including any proceeding before the USPTO. Nothing herein shall preclude a Party from participating in such a proceeding to support the validity or enforceability of any patent in The Tuschl I Patent Family or The Tuschl II Patent Family. No Party shall be deemed to have violated any provision of this Section 5 based solely on activities: (i) undertaken by one or more of its licensees or Merck, without any support of such activities by the Party; (ii) undertaken at the request of a licensee, of a license granted pursuant to the 2001 Research Agreement, to the extent such activities are required by the license agreement as it currently provides as of the Effective Date; or (iii) required by a lawful subpoena or court order. For avoidance of doubt, this Section 5.2 does not authorize any Party to amend, and does not require any Party to consent to any amendment of, any license granted pursuant to the 2001 Research Agreement.
          5.3 Compelled Testimony. Sections 5.1 and 5.2 shall not apply to any testimony, documents or other evidence provided in response to a subpoena or order issued by any court, tribunal, or agency.

     6. No Further Conveyances of Rights. (a) UMass, MIT and Whitehead each covenant and agree, other than as expressly provided for, or agreed to, in: the 2001 Research Agreement, the 2003 Therapeutics Agreement, the Alnylam License Agreement or the two non-asserts attached to the August 6, 2004 letter from MIT to Kevin Nash of Dharmacon, (i) not to dedicate to the public nor to convey to any entity whatsoever, including to any of its or their Affiliates, whether by assignment, license or otherwise, any interest in the US Tuschl II Patent Family without the prior written consent of Max Planck; and (ii) not to make any representation in any form or manner that any patent application or patent in the US Tuschl II Patent Family may be used for research purposes. (b) Under no circumstance shall UMass, MIT or Whitehead disclaim or otherwise relinquish ownership of any US Tuschl II Patent without the prior written consent of Max Planck. In the event that UMass, MIT or Whitehead does disclaim or otherwise relinquish its ownership interest in any US Tuschl II Patent, such Party shall be deemed to have disclaimed and relinquished its ownership interest in every patent in the US Tuschl II Patent Family and every patent in The Tuschl I Patent Family in order to maintain common ownership between The Tuschl I Patent Family and The Tuschl II Patent Family. (c) For purposes of clarity, this Section 6 does not affect or limit the rights and abilities of any licensing agent under the 2001 Research Agreement or the 2003 Therapeutics Agreement to negotiate and enter into licenses with any third party on behalf of the parties to those agreements, subject to existing contractual obligations.
     7. Releases, Covenants Not to Sue, and Dismissals.
          7.1 Releases by Plaintiffs. Plaintiffs, on behalf of themselves and their predecessors, successors, assigns, and Affiliates, do hereby now and forever release and discharge Defendants, and their predecessors, successors, assigns, and Affiliates, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, and representatives, from: (i) any and all Claims concerning any act or omission occurring prior to the execution of this Confidential Settlement Agreement that are related to, or connected in any way with, the Tuschl I Patent Family, the Tuschl II Patent Family, UMass’s Inventorship Claim, or the Litigation, including without limitation any and all claims that were raised or could have been raised in the Litigation, any and all claims for breach of the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement; and (ii) any and all Claims to recover attorneys’ fees and costs, or to be defended, indemnified, or held harmless, in connection with The Tuschl I and/or The Tuschl II Patent Families, (including without limitation the Prosecution of The Tuschl I and/or The Tuschl II Patent Families), UMass’s Inventorship Claim, the Litigation, the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement, .
          7.2 Releases by Defendants. Defendants, on behalf of themselves and their predecessors, successors, assigns, and Affiliates (collectively, the “Releasing Entities”), do hereby now and forever release and discharge Plaintiffs, and their predecessors, successors, assigns, and Affiliates, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, and representatives, from: (i) any and all Claims concerning any act or omission occurring prior to the execution of this Confidential Settlement Agreement that are related to, or connected in any way with, The Tuschl I Patent Family, The Tuschl II Patent Family, UMass’s Inventorship Claim, or the Litigation, including without limitation any and all claims that were raised or could have been raised in the Litigation, any and all claims for breach of the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement; and (ii) any and all Claims to recover attorneys’ fees and costs, or to be defended, indemnified, or held harmless, in connection with The Tuschl I Patent Family, The Tuschl II Patent Family (including without limitation the Prosecution of The Tuschl I Patent Family or The Tuschl II Patent Family), UMass’s Inventorship Claim, the Litigation, the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement, provided, however, that the release contained in this Section 7.2 shall not extend to any claim for indemnification under Section 7.1 of the Alnylam License Agreement for a claim brought against Whitehead or MIT by a non-Releasing Entity other than a claim seeking to recover attorneys’ fees and costs in connection with the Litigation or a claim seeking to recover attorneys’ fees and costs incurred prior to the Effective Date in connection with the Prosecution of The Tuschl I Patent Family or The Tuschl II Patent Family.
          7.3 Releases by Whitehead. Whitehead, on behalf of itself and its predecessors, successors, assigns, and Affiliates, does hereby now and forever release and discharge UMass and MIT, and their predecessors, successors, assigns, and Affiliates, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, and representatives, from: (i) any and all Claims concerning any act or omission occurring prior to the execution of this Confidential Settlement Agreement that are related to, or connected in any way with, the Tuschl I Patent Family, the Tuschl II Patent Family, UMass’s Inventorship Claim, or the Litigation, including without limitation any and all claims that were raised or could have been raised in the Litigation, any and all claims for breach of the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement; and (ii) any and all Claims to recover attorneys’ fees and costs, or to be defended, indemnified, or held harmless, in connection with The Tuschl I and/or The Tuschl II Patent Families, (including without limitation the Prosecution of The Tuschl I and/or The Tuschl II Patent Families), UMass’s Inventorship Claim, the Litigation, the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement.
          7.4 Releases by UMass and MIT. UMass and MIT, on behalf of themselves and their predecessors, successors, assigns, and Affiliates, do hereby now and forever release and discharge Whitehead and each other, and their predecessors, successors, assigns, and Affiliates, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, and representatives, from: (i) any and all Claims concerning any act or omission occurring prior to the execution of this Confidential Settlement Agreement that are related to, or connected in any way with, the Tuschl I Patent Family, the Tuschl II Patent Family, UMass’s Inventorship Claim, or the Litigation, including without limitation any and all claims that were raised or could have been raised in the Litigation, any and all claims for breach of the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement; and (ii) any and all Claims to recover attorneys’ fees and costs, or to be defended, indemnified, or held harmless, in connection with The Tuschl I and/or The Tuschl II Patent Families, (including without limitation the Prosecution of The Tuschl I and/or The Tuschl II Patent Families), UMass’s Inventorship Claim, the Litigation, the 2001 Research Agreement, the 2003 Therapeutics Agreement, or the Alnylam License Agreement.
          7.5 Covenant Not to Sue. The Parties and their Affiliates shall not now or at any time in the future initiate any legal proceeding anywhere in the world asserting any Claim released pursuant to Sections 7.1 through 7.4. Any Party that breaches (or whose Affiliate breaches) the obligations under this Section 7.5 (i) consents to the dismissal of such legal proceeding and to the entry of a permanent injunction restraining the breaching Party (or Affiliate) from initiating any future legal proceeding asserting any Claim released pursuant to this Confidential Settlement Agreement; and (ii) shall be liable to the other Party and its Affiliates for their reasonable attorneys’ fees and costs incurred in securing the dismissal of such legal proceeding and the entry of such permanent injunction.
          7.6 Dismissal of Litigation. Not later than three (3) business days after the Effective Date, the Parties shall file a Stipulated Order of Dismissal, in the form of Exhibit J attached hereto, requesting the court to dismiss with prejudice the Litigation and all claims and counterclaims asserted therein.
          7.7 No Licenses or Releases to Unnamed Third Parties. For the sake of clarity, the Parties acknowledge and agree that this Confidential Settlement Agreement grants no license to and releases no Claims against any other third party not specifically provided for in this Confidential Settlement Agreement or the Exhibits thereto.
     8. Further Assurances. Each Party covenants and agrees that it shall execute and deliver such other documents as may be required to implement any provision of this Agreement.
     9. Limitation of Remedies. UNLESS A REPRESENTATION OR WARRANTY OF A PARTY IN THIS CONFIDENTIAL SETTLEMENT AGREEMENT IS KNOWINGLY FALSE, IN NO OTHER EVENT SHALL THE PARTIES, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, DIRECT OR INDIRECT, FOR A BREACH OF THIS CONFIDENTIAL SETTLEMENT AGREEMENT, INCLUDING ECONOMIC DAMAGES, ATTORNEYS’ FEES (EXCEPT AS SET FORTH IN SECTION 7.5), DIRECT OR INDIRECT, OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER THE PARTY OR PARTIES SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.
          10. Confidentiality.
               10.1 Limitations on Disclosure. The Parties and their counsel shall take reasonable measures to ensure that the terms of this Confidential Settlement Agreement remain strictly confidential and are not disclosed to any third party, except as specifically set forth in Sections 10.1.1 through 10.1.6.
               10.1.1 Pursuant to Order. The terms of this Confidential Settlement Agreement may be disclosed pursuant to any order or subpoena requiring disclosure in any legal proceeding, but only so long as the Party that has the disclosure requirement provides the other Parties with written notice of such requirement not later than [**] after first learning of such order or subpoena.
               10.1.2 Professional Advisers. The terms of this Confidential Settlement Agreement may be disclosed to any Party’s attorney, accountant, auditor, or insurer, but only so long as any such person or entity is informed of this confidentiality provision and agrees in writing to take reasonable measures to keep the terms of this Confidential Settlement Agreement strictly confidential and prevent their disclosure to any third party except as permitted by Section 10.1.5.
               10.1.3 Merck. The terms of this Confidential Settlement Agreement may be disclosed to Merck, but only so long as Merck is informed of this confidentiality provision and agrees in writing to take reasonable measures to keep the terms of this Confidential Settlement Agreement strictly confidential and prevent their disclosure to any third party except as permitted by Section 10.1.5 and 10.1.6.
               10.1.4 Licensees. A redacted version of this Confidential Settlement Agreement may be disclosed to any licensee of a license agreement entered into pursuant to the 2001 Research Agreement solely to the extent required by such license agreement with any of the Parties, provided that all terms and provisions of this Confidential Settlement Agreement that need not be disclosed to such licensee are redacted, and further provided that the disclosing Party takes reasonable measures to keep the terms of this Confidential Settlement Agreement strictly confidential and prevent their disclosure to any third party except as permitted by Section 10.1.5. Prior to making any such disclosure, the Party intending to make the disclosure shall provide the other Parties with a redacted version of this Confidential Settlement Agreement to be disclosed pursuant to this Section 10.1.4 and give the other Parties a reasonable opportunity to object to the content of the redacted document on the ground that it would disclose more information than authorized by this Section 10.1.
               10.1.5 Required by Law. The terms of this Confidential Settlement Agreement may be disclosed as required by law, including but not limited to any disclosure required to be made pursuant to the reporting obligations applicable to nonprofit corporations or recipients of federal funds or as required by the Securities and Exchange Commission or other such regulatory authorities, or as required by the Office of the Attorney General of the Commonwealth of Massachusetts. Prior to making any such disclosure, the Party intending to make the disclosure shall provide the other Parties with a redacted version of this Confidential Settlement Agreement to be disclosed pursuant to this Section 10.1.5 and give the other Parties a reasonable opportunity to object to the content of the redacted document on the ground that it would disclose more information than authorized by this Section 10.1.5.
               10.1.6 Public Information. Any term of this Confidential Settlement Agreement may be disclosed publicly only to the extent such term is publicly known or widely disseminated to the public, other than through the wrongful act of the Party or its Affiliates, prior to the disclosure by the Party.
               10.2 Media Inquiries. Notwithstanding the generality of the restrictions imposed by Section 10.1, a Party may disclose that there has been a settlement of the Parties’ disputes, the terms of which settlement are confidential, and Alnylam may issue the press release attached hereto as Exhibit K. No other statements or releases to the press shall be made by any Party concerning the terms of this Confidential Settlement Agreement, except that the Parties may disclose the information contained in Alnylam’s press release and may disclose that pursuant to the settlement, The Tuschl II Patent Family became co-owned by MPG, Whitehead, MIT and UMass.
     11. Final and Binding Agreement. Each Party agrees that it has made such investigation of all matters pertaining to this Confidential Settlement Agreement that such Party deems necessary. Each Party agrees that it is not relying in any manner on any statement, promise, representation or omission, whether oral or written, express or implied, made by any person or entity, not specifically set forth in this Confidential Settlement Agreement (or in an exhibit attached hereto), including but not limited to any statement, promise, representation or omission concerning The Tuschl I Patent Family, The Tuschl II Patent Family or the Litigation. Each Party acknowledges that, after execution of this Confidential Settlement Agreement, such Party may discover facts different from or in addition to those which it now knows or believes to be true. Nevertheless, each Party agrees that this Confidential Settlement Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts. This Confidential Settlement Agreement is intended to be, and is, final and binding on all Parties, regardless of any allegation of misrepresentation, mistake of law or fact, or any other circumstances whatsoever, unless a Party knowingly made a false representation or warranty in this Confidential Settlement Agreement.
     12. Assignment. This Confidential Settlement Agreement is personal to the Parties and no rights or obligations under this Confidential Settlement Agreement may be assigned by any Party without the prior written consent of the other Parties.
     13. Compromise Agreement. This Confidential Settlement Agreement is a compromise and settlement of disputed Claims and is not intended to be, nor shall be construed as, any admission of liability or wrongdoing by any Party.
     14. Warranties and Representations.
          14.1 No Assignment of Claims. Each Party warrants and represents that such Party has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any Claim released by such Party pursuant to this Confidential Settlement Agreement.
          14.2 No Assignment of Patent Ownership. Each Party warrants and represents that such Party has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any ownership or partial ownership interest in the Tuschl I Patent Family as of the Effective Date.
          14.3 Independent Advice. Each Party warrants and represents that it has received or had the opportunity to obtain independent legal advice from such Party’s attorney with respect to the rights and obligations arising from, and the advisability of executing, this Confidential Settlement Agreement.
          14.4 Due Authorization. Each Party warrants and represents that such Party is fully entitled and duly authorized to enter into and deliver this Confidential Settlement Agreement. In particular, and without limiting the generality of the foregoing, each Party warrants and represents that it is fully entitled to grant the releases, enter into the covenants, and undertake the obligations set forth herein.
          14.5 Corporate Power. The Parties warrant and represent that they are duly organized and validly existing, and that they have full corporate power and authority to enter into this Confidential Settlement Agreement and carry out the provisions hereof.
          14.6 Survival of Warranties. All warranties and representations set forth in this Confidential Settlement Agreement (and in any exhibit attached hereto) shall survive the execution and delivery of this Confidential Settlement Agreement.
          14.7 Licenses Granted Under 2001 Research Agreement.
               14.7.1 MIT License Grants. MIT warrants and represents that the only licenses that MIT has granted pursuant to the 2001 Research Agreement under which a current or former licensee currently has any rights or Claims are licenses to [**].
               14.7.2 Max Planck License Grants. Max Planck warrants and represents that it has not granted any licenses pursuant to the 2001 Research Agreement under which a current or former licensee currently has any rights or Claims.
     15. General Provisions.
          15.1 Choice of Law. This Confidential Settlement Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts as applied to contracts made and wholly performed within the Commonwealth of Massachusetts without regard to its principles of choice of law. Each Party agrees that it shall not argue to any court or other tribunal that the substantive laws of the state Commonwealth of Massachusetts do not govern the construction or enforcement of this Confidential Settlement Agreement.
          15.2 No Oral Modification. No provision of this Confidential Settlement Agreement can be waived, modified, amended, or supplemented except in a writing that expressly references this Confidential Settlement Agreement and is signed by an authorized representative of each Party to be bound.
          15.3 No Construction Against Drafter. Because all Parties have participated in drafting, reviewing, and editing the language of this Confidential Settlement Agreement, no presumption for or against any Party arising out of drafting all or any part of this contract shall be applied in any action whatsoever.
          15.4 No Third-Party Beneficiaries. The Parties agree that there are no third-party beneficiaries of any kind to this Confidential Settlement Agreement.
          15.5 Entire Agreement. This Confidential Settlement Agreement, along with the Prosecution Guidelines attached as Exhibit A hereto, constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings as to its subject matter, whether written or oral, with the exception of (1) the Exclusive License

Agreement; (2) the Assignment Agreement; (3) the 2001 Research Agreement, as amended by this Confidential Settlement Agreement and the Exclusive License Agreement; (4) the 2003 Therapeutics Agreement, as amended by this Confidential Settlement Agreement and the Exclusive License Agreement; (5) the Alnylam License Agreement; and (6) the Amendment to the Alnylam License Agreement.
          15.6 Severability. Should a provision of this Confidential Settlement Agreement be found to be void, illegal or unenforceable, the remaining provisions of this Confidential Settlement Agreement will not cease to be effective. The Parties shall negotiate in good faith to replace such void, illegal or unenforceable provision by a new provision which reflects, to the extent possible, the original intent of the Parties.
          15.7 Headings. The subject headings used in this Confidential Settlement Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any provisions of this document.
          15.8 Notices. Any notices to be given under this Agreement shall be delivered personally, or sent by registered or certified mail, courier, fax or e-mail, to the party at its address below or at such other address as may be supplied in writing.
Notices as described above shall be provided to the following:
If to MAX PLANCK:
Managing Director
Max Planck Innovation GmbH
Amalienstr. 33
80799 Munich
Germany
If to ALNYLAM:
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, MA 02142
Attn: General Counsel
If to MIT:
Massachusetts Institute of Technology
77 Massachusetts Ave.
Cambridge, MA 02139-4307
Attn: Office of the General Counsel
If to WHITEHEAD:
Vice President
Whitehead Institute

Nine Cambridge Center
Cambridge, MA 02142-1493
If to UMASS:
Office of Technology Management
University of Massachusetts
222 Maple Avenue
Higgins Building, Suite 114
Shrewsbury, MA 01545
Attn: Executive Director
          15.9 Execution in Counterparts. This Confidential Settlement Agreement may be executed and delivered in any number of counterparts. When each Party has signed and delivered at least one counterpart to all other Parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the Parties hereto. This Confidential Settlement Agreement shall not become binding on the Parties hereto unless it has been executed by authorized representatives of all Parties.

     IN WITNESS WHEREOF, the Parties have approved and executed this Confidential Settlement Agreement as of the Effective Date.

MAX-PLANCK-GESELLSCHAFT ZUR FÖRDERUNG DER WISSENSCHAFTEN e.V

By:	/s/ Joe Gelies

Its:	Authorized Representative

MAX-PLANCK-INNOVATION GmbH

By:	/s/ Joe Gelies

Its: Managing Director

UNIVERSITY OF MASSACHUSETTS

By:	/s/ James P. McNamara, Ph.D

Its:	Executive Director, Office of Technology Management

and

By:	/s/ Deirdre Heatwole

Its:	General Counsel

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Barry Greene

Its:	President and Chief Operating Officer

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ R. Gregory Morgan

Its:	VP & General Counsel

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

By:	/s/ Martin Mullins

Its:	Vice President

EXHIBIT A

Exhibit A
ASSIGNMENT
     WHEREAS, MAX-PLANCK-GESELLSCHAFT ZUR FÖRDERUNG DER WISSENSCHAFTEN E.V., a corporation duly organized and existing under the laws of Germany (“MPG”), represents and warrants that it is the owner of 100% of the entire right, title and interest in and to the TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS, defined as the patents and patent applications filed in the United States Patent and Trademark Office set forth in the attached Schedule A, entitled “RNA Interference Mediating Small RNA Molecules” by Thomas Tuschl, Sayda Elbashir, and Winfried Lendeckel, and any divisionals, continuations, continuation-in-part applications directed to the same subject matter, continued prosecution applications, reissues or reexaminations of any of the foregoing filed in the United States Patent and Trademark Office. (For the avoidance of doubt, TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS does not include any Tuschl II patents or patent applications filed outside of the United States, and no rights or interest in any such patents or patent applications are granted under this Assignment.)
     WHEREAS, MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (“M.I.T.”), WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH, a Delaware corporation (“WHITEHEAD”), and the UNIVERSITY OF MASSACHUSETTS, a public institution of higher education duly organized and existing under the laws of the Commonwealth of Massachusetts (“UMASS”), each wish to acquire an undivided share of all right, title and interest in and to the TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS.
     WHEREAS, MPG wishes to transfer, convey and assign to each of M.I.T., WHITEHEAD and UMASS an undivided share of all right, title and interest in and to the

TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS, and to retain all remaining right, title and interest in and to the TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS for itself, so that MPG, M.I.T., WHITEHEAD and UMASS shall be joint owners of the TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS.
     NOW THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, MPG hereby transfers, conveys and assigns to each of M.I.T., WHITEHEAD and UMASS an undivided share of all right, title and interest in and to the TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS, including but not limited to the right to sue for past, present and future infringement of same. MPG retains an undivided share of all right, title and interest in and to the TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS.

     IN WITNESS WHEREOF, THROUGH the signatures of their authorized representatives below, the parties hereto have caused this Assignment to be made and executed as of this 14th day of March, 2011.

MAX-PLANCK-GESELLSCHAFT ZUR FÖRDERUNG DER WISSENSCHAFTEN e.V

By:	/s/ Joe Gelies

Its:	Authorized Representative

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ R. Gregory Morgan

Its:	VP and General Counsel

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

By:	/s/ Martin A. Mullins

Its:	Vice President

UNIVERSITY OF MASSACHUSETTS

By:	/s/ James P. McNamara, Ph.D.

Its:	Executive Director, Office of Technology Management

SCHEDULE A

Schedule A
TUSCHL II UNITED STATES PATENTS AND PATENT APPLICATIONS

U.S. Application No.	U.S. Patent No.
10/433,050
10/832,248	7,078,196
10/832,257
10/832,432	7,056,704
11/142,865
11/142,866
11/634,138
11/634,129
12/260,443
12/537,602
12/537,632
12/591,829
12/683,070
12/683,081
12/794,071
12/819,444
12/834,311
12/835,086
12/838,786
12/879,300
12/897,374

EXHIBIT B

EXHIBIT B
Exhibit B has been filed separately as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2011 and is incorporated herein by reference.

EXHIBIT C

Exhibit C
Tuschl I and II Prosecution Guidelines
General Principle:
Maximize the commercial potential of the T1 and T2 inventions by prosecuting their respective United States patent applications in a manner that leads to valid and enforceable T1 and T2 claims that are not substantially different in scope than those currently pending.
Specifics
     1. The parties shall agree to execute the necessary documents to create common ownership of the T1 and T2 patent families in the United States. When common ownership is established, except as provided for herein, no party may dedicate to the public or convey to any other party by assignment, license or otherwise any interest that they acquired in T2 nor may they make any statements that T2 intellectual property is free to be used for research purposes.
     2. Prosecution of T1 and T2 United States applications shall be undertaken in a coordinated manner, controlled by Max Planck consistent with the guidelines set forth in this document. The other parties shall have the right to comment on all substantive prosecution matters and such comments shall be considered in good faith by Max Planck. A law firm to be agreed upon by the parties would prosecute T1 outside of the United States. UMass shall control prosecution of T1 outside the US in accordance with these guidelines, using such law firm to oversee such prosecution. The other parties shall have the right to comment on all substantive prosecution matters and such comments shall be considered in good faith by UMass.
     3. Max Planck shall diligently prosecute the [**].
     4. A third party gatekeeper/arbiter shall be identified along with a simple, speedy dispute resolution mechanism in the event there is disagreement among the parties regarding the implementation of these rules and guidelines. The arbiter shall initially be [TO BE AGREED BY THE PARTIES]. When a dispute arises among the parties, the arbiter shall consider in good faith the position(s) of each party in the dispute which the parties shall have at least fifteen (15) days to submit to such arbiter. The arbiter shall render his/her decision in an unbiased manner in accordance with the General Principles and Specifics set forth in this document within five (5) business days of receiving all relevant documentation from the parties and, at the arbiter’s discretion, discussion with the parties; provided, however, that the arbiter shall hold no ex parte meetings or substantive conversations with the parties without the consent of all of the parties. In the event that the arbiter is no longer willing or capable of serving in this function, a replacement shall be selected as follows: each of the parties shall nominate five potential replacements and any potential arbiter appearing on each of the relevant lists shall be the arbiter and the parties shall attempt in good faith to secure such arbiter’s services. In the event that there is more than one arbiter that appears on each such list, the parties shall agree in good faith which arbiter to approach first. In the event that there are no arbiters in common, the parties shall repeat the process until an arbiter appears on each such list or all of the parties can otherwise agree on an arbiter.

     5. As soon as practical, an interview shall be arranged with the T1 and T2 patent examiners jointly to discuss both patent families in a coordinated fashion to help optimize the prosecution strategy going forward. A representative of each T1 owner shall be entitled to attend the interview.
     6. A prosecution roadmap shall be created consistent with the guidelines above, for each pending patent family, taking into consideration the specific issues raised in each case and subject to the right of the other parties to comment and the dispute resolution mechanism. The parties acknowledge that any such roadmap is subject to change and must be flexible.
     7. Where required, terminal disclaimers will be filed in both T1 and T2 patent applications.

Exhibit D

Exhibit D
US Tuschl I Patent Family

Application No	Patent No
09/821,832
10/255,568
11/474,738
11/474,919
11/474,930
11/474,932
11/880,355
11/880,464
12/897,744
12/897,749
12/897,754
12/897,756
12/897,759
12/897,740
13/008,636
60/193,594
60/265,232

EXHIBIT E

Exhibit E
Non-US Tuschl I Patent Family

Country	Application No	Patent No
Australia	2001249622	2001249622
Australia	2007214287
Brazil	PI01075365
Canada	2404890
European Patent Convention	1922870.9	1309726
European Patent Convention	10184711.9
European Patent Convention	10184520.4
European Patent Convention	10184660.8
European Patent Convention	08168152.0
Hong Kong	09107803.3
Israel	151928
Israel	192467
Israel	202350
Japan	2001-573036
Korea, Republic of	10-2002-7012832	10-0919786
Korea, Republic of	10-2010-7014840
Korea, Republic of	2008-7005061
New Zealand	553687	553687
New Zealand	522045	522045
New Zealand	572384
Patent Cooperation Treaty	PCT/US01/10188

Austria	01922870.9	E450621
Belgium	01922870.9	1309726
Switzerland	01922870.9	1309726
Cyprus	01922870.9	1309726
Germany	01922870.9	60140676.1
Denmark	01922870.9	DK/EP1039726
Spain	01922870.9	1309726
Finland	01922870.9	1309726
France	01922870.9	1309726
United Kingdom	01922870.9	1309726
Greece	01922870.9	3071392
Ireland	01922870.9	1309726
Italy	01922870.9	20941BE/2010

Country	Application No	Patent No
Liechtenstein	01922870.9	1309726
Luxemborg	01922870.9	1309726
Monaco	01922870.9	1309726
Netherlands	01922870.9	1309726
Portugal	01922870.9	1309726
Sweden	01922870.9	1309726
Turkey	01922870.9	TR 201001272

EXHIBIT F

Exhibit F
US Tusch1 II Patent Family

U.S. Application No.	U.S. Patent No.
10/433,050
10/832,248	7,078,196
10/832,257
10/832,432	7,056,704
11/142,865
11/142,866
11/634,138
11/634,129
12/260,443
12/537,602
12/537,632
12/591,829
12/683,070
12/683,081
12/794,071
12/819,444
12/834,311
12/835,086
12/838,786
12/879,300
12/897,374

EXHIBIT G

Exhibit G
Non-US Tuschl II Patent Family

CountryName	Application No.	Patent Number
Albania	EP 01985833.1	1407044
Albania	AL-P-2008-2819
Australia	2010212438
Australia		2002235744
Australia		2007203385
Austria		EP1407044
Belgium		EP1407044
Brazil	PI 0115814-7
Canada	2,429,814
China (People’s Republic)	2009 10 148 888.2
China (People’s Republic)	2009 10 148 887.8
China (People’s Republic)	2009 10 148 886.3
China (People’s Republic)		ZL01820900.9
Cyprus, Republic of		EP1407044
Czech Republic	2003-1839
Denmark		EP1407044
European Patent Convention	10179952.6
European Patent Convention	10180025.8
European Patent Convention	10179947.6
European Patent Convention	07014533.9
Finland		1407044
France		EP1407044
Germany		EP1407044

CountryName	Application No.	Patent Number
Greece		EP1407044
Hong Kong	08105073.1
Hong Kong	10105412.7
Hong Kong	10105414.5
Hong Kong	10104709.2
Hungary	P03 02557
India	612/KOL NP/2003
India	2718/KOL NP/2010
Ireland		EP1407044
Israel	155991
Israel	207727
Italy	EP 01985833.1	EP1407044
Japan	2010-046471
Japan	2009-210276
Japan		4 095 895
Japan		4494392
Latvia		EP1407044
Liechtenstein		EP1407044
Lithuania		EP1407044
Luxembourg		EP1407044
Macedonia		1407044
Mexico		257426
Monaco		1407044
Netherlands	EP 01985833.1
Netherlands		1407044
New Zealand		525888
Norway	20032464
Patent Cooperation Treaty	PCT/EP01/13968
Poland	P 365784
Poland	P 384789
Portugal		1407044
Republic of Korea		872437
Republic of Korea		10-0909681
Romania		1407044
Russian Federation	2003119457	2322500
Russian Federation	2007131270
Singapore		96891

CountryName	Application No.	Patent Number
Slovenia		1407044
South Africa		2003/3929
Spain		1407044
Sweden		1407044
Switzerland		EP1407044
Turkey		1407044
United Kingdom		EP1407044

EXHIBIT H

Exhibit H
SETTLEMENT AGREEMENT
     This Settlement Agreement is entered into as of the Effective Date by and between Max-Planck-Gesellschaft zur Förderung der Wissenschaften e. V. (“MPG”), Max-Planck-Innovation GmbH (“MI”) (collectively referred to herein as “Max Planck”), and Alnylam Pharmaceuticals, Inc. (“Alnylam”), on the one hand, and Wolf, Greenfield & Sacks, PC (“Wolf Greenfield”), on the other hand.
     This Settlement Agreement is made with respect to the lettered recitals below. The Definitions set forth in Section 1 below apply to the recitals.
     A. WHEREAS, MPG and Wolf Greenfield are parties to the Litigation;
     B. WHEREAS, the Parties deem it to be in their best interests and to their mutual advantage to settle their disputes on the terms and conditions set forth in this Settlement Agreement, without admitting liability;
     NOW, THEREFORE, in consideration of all of the terms and conditions of this Settlement Agreement, the Parties agree as follows:
     1. Definitions. The following words and phrases shall have the meanings set forth below solely for purposes of this Settlement Agreement.
          1.1 “Claims” shall mean any and all claims, counterclaims, actions, causes of action, demands, costs, and charges of whatever nature, whether known or unknown, including without limitation any and all claims to recover attorneys’ fees and costs.
          1.2 “Effective Date” shall mean March 14, 2011.
          1.3 “Litigation” shall mean the civil action entitled Max-Planck-Gesellschaft zur Förderung der Wissenschaften e.V. v. Wolf, Greenfield & Sacks, PC, pending in the United States District Court for the District of Massachusetts as Civil Action No. 1:09-CV-11168-PBS.
          1.4 “Party” shall mean MPG, MI, Alnylam or Wolf Greenfield, and when used in the plural shall mean all of them.
     2. Releases, Covenants Not to Sue, and Dismissals.
          2.1 Releases by MPG, MI and Alnylam. MPG, MI, and Alnylam, on behalf of themselves and their predecessors, successors, and assigns, do hereby now and forever release and discharge Wolf Greenfield, and its predecessors, successors, and assigns, and each of its respective current and former shareholders, trustees, officers, directors, employees, agents, attorneys, insurers and representatives (but only in the representatives’ capacities as such), from any and all Claims concerning any act or omission occurring prior to or on the Effective Date, including without limitation any and all Claims arising under, related to, or connected in any way with the Litigation.

          2.2 Releases by Wolf Greenfield. Wolf Greenfield, on behalf of itself and its predecessors, successors, and assigns, does hereby now and forever release and discharge MPG, MI, and Alnylam and their predecessors, successors, and assigns, and each of their respective current and former shareholders, trustees, officers, directors, employees, agents, attorneys, insurers and representatives (but only in the representatives’ capacities as such), from any and all Claims concerning any act or omission occurring prior to or on the Effective Date, including without limitation any and all Claims arising under, related to, or connected in any way with the Litigation.
          2.3 Covenant Not to Sue. The Parties shall not now or at any time in the future initiate any legal proceeding anywhere in the world asserting any Claim released pursuant to Sections 7.1 and 17.2. Any Party that breaches the obligations under this Section 7.5 (i) consents to the dismissal of such legal proceeding and to the entry of a permanent injunction restraining the breaching Party from initiating any future legal proceeding asserting any Claim released pursuant to this Settlement Agreement; and (ii) shall be liable to the other Party for their reasonable attorneys’ fees and costs incurred in securing the dismissal of such legal proceeding and the entry of such permanent injunction.
          2.4 Dismissal of Litigation. Not later than three business days after the earlier of (i) the entry by the District Court of the Vacatur requested in the Joint Stipulated Motion filed pursuant to Section 2.5; or (ii) sixty (60) days after the Effective Date, the Parties shall file a Stipulated Order of Dismissal, in the form of Exhibit A attached hereto, requesting the District Court to dismiss with prejudice the Litigation and all Claims asserted therein.
          2.5 Joint Stipulated Motion for Vacatur. Not later than three business days after the Effective Date, MPG and Wolf Greenfield shall file the Joint Stipulated Motion for Vacatur of the Court’s September 14, 2010 Memorandum and Order (Dkt #108), in the form attached as Exhibit B hereto.
     3. Further Assurances. Each Party covenants and agrees that it shall execute and deliver such other documents as may be required to implement any provision of this Settlement Agreement.
     4. Limitation of Remedies. IN NO EVENT SHALL THE PARTIES, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, FOR A BREACH OF THIS SETTLEMENT AGREEMENT, INCLUDING ECONOMIC DAMAGES, ATTORNEYS’ FEES (EXCEPT AS PROVIDED IN SECTION 7.5), DIRECT OR INDIRECT, OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER THE PARTY OR PARTIES SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.
     5. Confidentiality.
          5.1 Limitations on Disclosure. The Parties and their counsel shall take all reasonable measures to ensure that the terms of this Settlement Agreement remain strictly confidential and are not disclosed to any third party, except as follows:

               5.1.1 Pursuant to Order. The terms of this Settlement Agreement may be disclosed pursuant to any order or subpoena requiring disclosure in any legal proceeding, so long as the Party that has the disclosure requirement provides the other Parties with written notice of such requirement not later than [**] after first learning of such order or subpoena.
               5.1.2 Professional Advisers. The terms of this Settlement Agreement may be disclosed to any Party’s attorney, accountant, auditor, or insurer, but only so long as any such person or entity is informed of this confidentiality provision and agrees in writing to take all reasonable measures to keep the terms of this Settlement Agreement strictly confidential and prevent their disclosure to any third party except as permitted by Section 5.1.3.
               5.1.3 Required by Law. The terms of this Settlement Agreement may be disclosed as required by law, including but not limited to any disclosure required to be made pursuant to the reporting obligations applicable to nonprofit corporations or recipients of federal funds or as required by the Securities Exchange Commission or other such regulatory authorities.
     6. Final and Binding Agreement. Each Party agrees that it has made such investigation of all matters pertaining to this Settlement Agreement that such Party deems necessary. Each Party agrees that it is not relying in any manner on any statement, promise, representation or omission, whether oral or written, express or implied, made by any person or entity, not specifically set forth in this Settlement Agreement. Each Party acknowledges that, after execution of this Settlement Agreement, such Party may discover facts different from or in addition to those which it now knows or believes to be true. Nevertheless, each Party agrees that this Settlement Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts. This Settlement Agreement is intended to be, and is, final and binding on all Parties, regardless of any allegation of misrepresentation, fraud, mistake of law or fact, or any other circumstances whatsoever.
     7. Assignment. This Settlement Agreement is personal to the Parties and no rights or obligations under this Settlement Agreement may be assigned by any Party without the prior written consent of the other Parties.
     8. Compromise Agreement. This Settlement Agreement is a compromise and settlement of disputed Claims and is not intended to be, nor shall be construed as, any admission of liability or wrongdoing by any Party.
          9. Warranties and Representations.
          9.1 No Assignment of Claims. Each Party warrants and represents that such Party has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any Claim released by such Party pursuant to this Settlement Agreement.
          9.2 Independent Advice. Each Party warrants and represents that it has received or had the opportunity to obtain independent legal advice from such Party’s attorney with respect to the rights and obligations arising from, and the advisability of executing, this Settlement Agreement.

          9.3 Due Authorization. Each Party warrants and represents that such Party is fully entitled and duly authorized to enter into and deliver this Settlement Agreement. In particular, and without limiting the generality of the foregoing, each Party warrants and represents that it is fully entitled to grant the releases, enter into the covenants, and undertake the obligations set forth herein.
          9.4 Corporate Power. The Parties warrant and represent that they are duly organized and validly existing, and that they have full corporate power and authority to enter into this Settlement Agreement and carry out the provisions hereof.
          9.5 Survival of Warranties. All warranties and representations set forth in this Agreement shall survive the execution and delivery of this Settlement Agreement.
     10. General Provisions.
          10.1 Choice of Law. This Settlement Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts as applied to contracts made and wholly performed within the Commonwealth of Massachusetts without regard to its principles of choice of law. Each Party agrees that it shall not argue to any court or other tribunal that the substantive laws of the state Commonwealth of Massachusetts do not govern the construction or enforcement of this Settlement Agreement.
          10.2 No Oral Modification. No provision of this Settlement Agreement can be waived, modified, amended, or supplemented except in a writing that expressly references this Settlement Agreement and is signed by an authorized representative of each Party to be bound.
          10.3 No Construction Against Drafter. Because all Parties have participated in drafting, reviewing, and editing the language of this Settlement Agreement, no presumption for or against any Party arising out of drafting all or any part of this contract shall be applied in any action whatsoever.
          10.4 Entire Agreement. This Settlement Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings as to its subject matter.
          10.5 Headings. The subject headings used in this Settlement Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any provisions of this document.
          10.6 Notices. Any notices to be given under this Agreement shall be delivered personally, or sent by registered or certified mail, courier, fax or e-mail, to the party at its address below or at such other address as may be supplied in writing.
     Notices as described above shall be provided to the following:
If to Max Planck:

Managing Director
Max Planck Innovation GmbH
Amalienstr. 33
80799 Munich
Germany
If to Alnylam:
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, MA 02142
Attn: General Counsel
If to Wolf Greenfield
Jason Honeyman
WOLF, GREENFIELD & SACKS, PC
600 Atlantic Avenue
Boston, Massachusetts 02210-2206
Phone: (617) 646-8222
Fax: (617) 646-8646
jhoneyman@wolfgreenfield.com
          10.7 Execution in Counterparts. This Settlement Agreement may be executed and delivered in any number of counterparts. When each Party has signed and delivered at least one counterpart to all other Parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the Parties hereto. This Settlement Agreement shall not become binding on the Parties hereto unless it has been executed by authorized representatives of all Parties.

     IN WITNESS WHEREOF, the Parties have approved and executed this Settlement Agreement as of the Effective Date.

MAX-PLANCK-GESELLSCHAFT ZUR FÖRDERUNG DER WISSENSCHAFTEN e.V

By:	/s/ Joe Gelies

Its:	Authorized Representative

MAX-PLANCK-INNOVATION GmbH

By:	/s/ Joe Gelies

Its:	Managing Director

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Barry Greene

Its:	President and Chief Operating Officer

WOLF, GREENFIELD & SACKS, PC

By:	/s/ Jason Honeyman

Its:	Chairman of the firm

Exhibit A to Settlement Agreement

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

MAX-PLANCK-GESELLSCHAFT ZUR	)
FOERDERUNG DER WISSENSCHAFTEN e.V.,	)
)
Plaintiff	)	CIVIL ACTION NO.
v.	)	1:09-CV-11168-PBS
)
WOLF GREENFIELD & SACKS, PC,	)
)
Defendant.	)
MAX-PLANCK-GESELLSCHAFT ZUR FOERDERUNG DER
WISSENSCHAFTEN E.V. AND WOLF GREENFIELD & SACKS, PC’S
[PROPOSED] STIPULATED ORDER OF DISMISSAL
     Pursuant to Federal Rule of Civil Procedure 41(a), Plaintiff Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. (“Max Planck”) and Defendant Wolf Greenfield & Sacks, PC (“Wolf Greenfield”), by their attorneys, hereby stipulate and agree that this action be dismissed in its entirety with prejudice and that all rights of appeal are waived. Each party shall bear its own costs and attorney’s fees.
     IT IS SO STIPULATED.

MAX-PLANCK-GESELLSCHAFT ZUR	WOLF GREENFIELD & SACKS, PC
FOERDERUNG DER
WISSENSCHAFTEN E.V.

By its attorneys,	By its attorneys,

/s/ Michael E. Mone	/s/ Richard M. Zielinski

Michael E. Mone, BBO #351680	Richard M. Zielinski, BBO #540060
Catherine A. Ryan, BBO #655821	Timothy J. Dacey, BBO #111800
ESDAILE, BARRETT & ESDAILE	Elizabeth K. Levine, BBO #658532
75 Federal Street	GOULSTON & STORRS, P.C.
Boston, Massachusetts 02110	400 Atlantic Avenue
Telephone: (617) 482-0333	Boston, Massachusetts 02110-3333
Telephone: (617) 482-1776
Facsimile: (617) 574-4112

Dated: March __, 2011
IT IS SO ORDERED on this the ____ day of ___________________________, 2011.
___________________________
The Honorable Patti B. Saris
United States District Judge
District of Massachusetts
Boston Division

Exhibit B to Settlement Agreement
Joint Motion for Vacatur

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

MAX-PLANCK-GESELLSCHAFT ZUR	)
FOERDERUNG DER WISSENSCHAFTEN e.V.,	)
)
Plaintiff	)	CIVIL ACTION NO.
v.	)	1:09-CV-11168-PBS
)
WOLF GREENFIELD & SACKS, PC,	)
)
Defendant.	)
MAX-PLANCK-GESELLSCHAFT ZUR FOERDERUNG DER
WISSENSCHAFTEN E.V. AND WOLF GREENFIELD & SACKS, PC’S
JOINT STIPULATED MOTION FOR VACATUR OF THIS COURT’S
SEPTEMBER 14, 2010 MEMORANDUM AND ORDER
     Whereas on September 14, 2010, this Court entered a Memorandum and Order in the above-captioned case granting partial summary judgment to Plaintiff Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. (“Max Planck”) and granting partial summary judgment to Wolf, Greenfield and Sacks, PC (“Wolf Greenfield”), Dkt. No. 108; and
     Whereas the September 14, 2010 Memorandum and Order is an interlocutory order and this Court has not entered a final judgment in the above-captioned case; and
     Whereas on December 22, 2010, Wolf Greenfield filed a motion for reconsideration of the September 14, 2010 Memorandum and Order, Dkt. No. 125; and
     Whereas the parties in this action have reached an agreement to settle all claims and counterclaims;
     Max-Planck and Wolf Greenfield hereby jointly and respectfully request that the Court’s September 14, 2010 Memorandum and Order be vacated.

MAX-PLANCK-GESELLSCHAFT ZUR	WOLF GREENFIELD& SACKS, PC
FOERDERUNG DER WISSENSCHAFTEN
E.V. By its attorneys,

/s/	By its attorneys,
Michael E. Mone/BBO #351680	/s/
MMone@ebelaw.com	Richard M. Zielinski, BBO #540060
Catherine A. Ryan/BBO #655821	Timothy J. Dacey, BBO #111800
ESDAILE, BARRETT & ESDAILE	Elizabeth K. Levine, BBO #658532
75 Federal Street	GOULSTON & STORRS, P.C.
Boston, Massachusetts 02110	400 Atlantic Avenue
Telephone: (617) 482-0333	Boston, Massachusetts 02110-3333
Telephone: (617) 482-1776
Facsimile: (617) 574-4112

Dated: March 14, 2011
CERTIFICATE OF SERVICE
     I hereby certify that this document filed through the ECF system will be sent electronically to the registered participants as identified on the Notice of Electronic Filing and that all counsel of record are so registered.

/s/ Richard M. Zielinski
Richard M. Zielinski

EXHIBIT I

Exhibit I
Exhibit I has been filed separately as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2011 and is incorporated herein by reference.

EXHIBIT J

UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

MAX-PLANCK-GESELLSCHAFT ZUR FÖRDERUNG
DER WISSENSCHAFTEN e.V.,
MAX-PLANCK-INNOVATION
GmbH, and ALNYLAM PHARMACEUTICALS, INC.,

Plaintiffs,

v.	Civil Action No. 09-CV-1 1116-PBS
WHITEHEAD INSTITUTE FOR BIOMEDICAL
RESEARCH, MASSACHUSETTS INSTITUTE OF
TECHNOLOGY, and BOARD OF TRUSTEES OF THE
UNIVERSITY OF MASSACHUSETTS,

Defendants.
STIPULATION FOR DISMISSAL

     Pursuant to Federal Rule of Civil Procedure 41 (a), the parties in the above-entitled action, by their attorneys, hereby stipulate and agree that this action be dismissed in its entirety with prejudice and that all rights of appeal are waived. Each party shall bear its own costs and attorney’s fees.
     IT IS SO STIPULATED.

MAX-PLANCK-GESELLSCHAFT ZUR	WHITEHEAD INSTITUTE FOR BIOMEDICAL
FÖRDERUNG DER WISSENSCHAFTEN e.V.;	RESEARCH
MAX-PLANCK-INNOVATION GmbH; and ALNYLAM PHARMACEUTICALS, INC.	By its attorneys,

By their attorneys,	/s/ Christopher M. Morrison

Christopher M. Morrison (BBO 651335)
/s/ Thomas F. Maffei	JONES DAY
Thomas F. Maffei (BBO 313220)	175 Federal St., Suite 501
Scott McConchie (BBO 634127)	Boston, MA 02110
GRIESINGER, TIGHE & MAFFEI, LLP	(617) 449-6999
176 Federal Street Boston, Massachusetts
02110	Glenn J. Pfadenhauer, pro hac
(617) 542-9900	David C. Kiernan, pro hac
Morgan Chu, pro hac	George A. Borden (BBO 552302) WILLIAMS & CONNOLLY LLP
David I. Gindler, pro hac	725 Twelfth Street, NW
Michael H. Strub, pro hac	Washington, DC 20005
IRELL & MANELL A LLP	(202) 434-5000
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067	THE UNIVERSITY OF MASSACHUSETTS
(310) 277-1010
MASSACHUSETTS INSTITUTE OF	By its attorneys,
TECHNOLOGY
/s/ Donald R. Ware
By its attorneys,	Donald R. Ware (BBO 516260)
Barbara A. Fiacco (BBO 633618)
/s/ Daryl L. Wiesen	FOLEY HOAG LLP
Daryl L. Wiesen (BBO 634872)	155 Seaport Boulevard Boston, MA 02210
GOODWIN PROCTER LLP	(617) 832-1000
Exchange Place Boston, MA 02109-2881
(617) 570-1000
Fax: (617) 523-1231

Dated: March 14, 2011

IT IS SO ORDERED on this the 21st day of March, 2011.

/s/ Patti B. Saris
The Honorable Patti B. Saris
United States District Judge District of Massachusetts Boston Division

EXHIBIT K

Contacts:
Alnylam Pharmaceuticals, Inc.
Cynthia Clayton Senior Director, Investor Relations and
Corporate Communications
617-551-8207
Amanda Sellers (Media)
Spectrum
202-955-6222 x2597
Draft — Not for Release
Alnylam Pharmaceuticals Reaches Settlement in Litigation Regarding Tuschl Patents
Cambridge, Mass., March XX, 2011 - Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, today announced the signing of a global settlement agreement among Alnylam, Max Planck Society (“Max Planck”), the Whitehead Institute for Biomedical Research (“Whitehead”) and the University of Massachusetts (“UMass”) resolving their ongoing litigation regarding the Tuschl patents. The Massachusetts Institute of Technology (“MIT”), formerly a party to the litigation, has also agreed to the terms of the settlement.
“Today’s settlement provides for a favorable resolution of this dispute for all parties and significantly optimizes the successful prosecution of both the Tuschl I and Tuschl II patent families, which together represent critical innovations for the advancement of RNAi therapeutics as breakthrough medicines,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “As for Alnylam, this settlement enables continued focus on our business transformation with advancement of innovative RNAi therapeutic products to patients.”
The litigation was initiated in June 2009 and scheduled for trial in March 2011 in the United States District Court for the District of Massachusetts in Boston, Massachusetts. As part of the settlement agreement, Max Planck, Whitehead, UMass, and MIT have agreed that future prosecution of the Tuschl I and Tuschl II patent families in the United States should be coordinated and led by a single party. Max Planck will assume that role, in addition to their ongoing leadership in the continued prosecution of the Tuschl II patent family outside the United States. UMass will lead future prosecution of the Tuschl I patent family outside the United States. Further, Alnylam has granted UMass the right to sublicense the U.S. Tuschl II patent family to Merck, subject to certain Alnylam third-party obligations and other limitations, in exchange for a share of certain future sublicense income.
“We are very pleased that the settlement provides for coordinated prosecution of the Tuschl I and Tuschl II patent families in the United States that will encourage further development of RNAi therapeutics,” said Whitehead Institute Director David C. Page, M.D.
About RNA Interference (RNAi)
RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNAs (siRNAs), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.
About Alnylam Pharmaceuticals
Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-PCS for the treatment of severe hypercholesterolemia, and ALN-HPN for the treatment of refractory anemia. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in advanced stages of clinical development by the end of 2015. Alnylam has additional partner-based programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection, ALN-VSP for the treatment of liver cancers, and ALN-HTT for the treatment of Huntington’s disease. The company’s leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, and Cubist. In addition, Alnylam and Isis co-founded Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics; Regulus has formed partnerships with GlaxoSmithKline and sanofi-aventis. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for application in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information, please visit www.alnylam.com.
Alnylam Forward-Looking Statements
Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation, statements regarding Alnylam’s expectations with respect to its “Alnylam 5x15” product strategy, Alnylam’s views with respect to the outcome of this settlement, the likelihood of issuance of patents in the United States or elsewhere, and the strength, enforceability and validity of any patents that do issue constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to obtaining, maintaining and protecting intellectual property and Alnylam’s ability to enforce its patents against infringers and to defend its patent portfolio against challenges from third parties as well as those risks more fully discussed in the “Risk Factors” section of its most recent quarterly report on Form 10-K on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.